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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
 December 31, 2002

CASCADE NATURAL GAS CORPORATION
(Exact name of Registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)
1-7196 (Commission file number)
91-0599090 (I.R.S. Employer Identification No.)
222 Fairview Avenue North Seattle, WA (Address of principal executive offices)	98109 (Zip Code)
(Registrant's telephone number including area code) (206) 624-3900

ITEM 5.    OTHER EVENTS.

Larry L. Pinnt, an outside director on the Board of Directors of the Registrant since 1995, has been named Chairman of the Board effective January 1, 2003.

As a non-management Chairman, Mr. Pinnt will preside at meetings of the Board (including executive sessions) and will have the responsibility of assuring that the Board's oversight responsibilities are carried out effectively. Mr. W. Brian Matsuyama, who previously acted as Chairman of the Board in addition to being President and CEO, will continue to serve as a board member and as President and CEO, presiding at meetings of the shareholders and retaining responsibility for the general and active management of the Registrant.

Mr. Pinnt, a resident of Redmond, Washington, has served on the Registrant's Board of Directors since 1995. From 1979 until his retirement in 1989, he was Chief Financial Officer of US WEST Communications, Inc. He currently serves on the Boards of Trustees of SAFECO Common Stock Trust, SAFECO Tax-Exempt Bond Trust, SAFECO Money Market Trust, SAFECO Resource Series Trust, and SAFECO Managed Bond Trust, all of which are publicly held mutual fund trusts.

Effective December 31, 2002, the Registrant amended its Bylaws to reflect the new roles of the Chairman of the Board and President, and to make certain other housekeeping changes.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a)    Financial Statements

          None

        (b)    Pro Forma Financial Information

          None

        (c)    Schedule of Exhibits

          Exhibit 3.2 Restated Bylaws of the Registrant.

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SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CASCADE NATURAL GAS CORPORATION
January 15, 2003 Date	By	/s/ W. BRIAN MATSUYAMA W. Brian Matsuyama President & CEO

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  ITEM 5. OTHER EVENTS.
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
  SIGNATURE